EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
First Fixtures, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated June 3, 2014, with respect to the financial statements of First Fixtures, Inc., in its registration statement on Form S-1 relating to the registration of 2,500,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
July 14, 2014